Exhibit 10.1
SHARE PURCHASE AGREEMENT
effective as of the 31st day of May, 2006
BETWEEN
THE SHAREHOLDERS OF STRIPPER ENERGY SERVICES INC., as Vendors
and
WEST PEAK VENTURES of CANADA LTD., as Purchaser

TABLE OF CONTENTS

ARTICLE 1	INTERPRETATION	1
1.1	Definitions	1
1.2	Schedules	3
1.3	Construction	3
1.4	Entire Agreement	4
1.5	Conflicts	4
ARTICLE 2	PURCHASE AND SALE	4
2.1	Purchase and Sale	4
2.2	Escrow Agreement	4
2.3	Purchase Price	4
2.4	Allocation of Purchase Price	5
2.5	Estimate for Closing	5
2.6	Review of Books	5
2.7	Post Closing Adjustments to Working Capital	5
2.8	Arbitration	5
ARTICLE 3	COMPLETION	6
3.1	Closing	6
3.2	Escrow Agent’s Deliveries	6
3.3	Vendor’s Deliveries	6
3.4	Purchaser’s Deliveries	7
3.5	Purchaser’s Conditions Precedent	7
3.6	Vendors’ Conditions Precedent	7
3.7	Failure of Purchaser to pay Purchase Price	8
ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF THE VENDORS	8
4.1	Representations of Each Vendor	8
4.2	Representations of the Principal Vendors	9
ARTICLE 5	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER	13
5.1	Good Standing	13
5.2	No Conflicts	13
5.3	Authority Relative to this Agreement	14
5.4	Finder’s Fees	14

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5.5	Investment Canada Act	14
ARTICLE 6	LIMITATIONS	14
6.1	Representations and Warranties	14
6.2	Value Limitation	14
ARTICLE 7	INTERIM PERIOD	15
7.1	Maintenance of Assets	15
7.2	Financial and Corporate Information	15
7.3	Negative Covenants	15
ARTICLE 8	LIABILITY AND INDEMNIFICATION	16
8.1	Liability and Indemnification	16
8.2	Non-Exclusivity	16
8.3	Enforcement Limitation	16
ARTICLE 9	GENERAL	17
9.1	Exclusivity	17
9.2	Communications	17
9.3	Transaction Costs	17
9.4	Assignment	17
9.5	Further Assurances	17
9.6	Waiver	18
9.7	Non-Merger	18
9.8	Counterpart Execution	18
9.9	Enurement	18

Schedule A	-	List of Shareholders, their addresses and their Share Ownership and the portion of the Purchase Price allocated to them

Schedule B	-	Escrow Agreement

Schedule C	-	Form of Release and Resignation from Vendors

Schedule D	-	Form of Release from the Company

Schedule E	-	Financial Statements

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SHARE PURCHASE AGREEMENT
     THIS AGREEMENT effective as of the 31st day of May, 2006.
BETWEEN:
THE SHAREHOLDERS OF STRIPPER ENERGY SERVICES INC., who are more particularly set forth and described in Schedule “A” attached hereto (collectively, the “Vendors”)
OF THE FIRST PART
- and -
WEST PEAK VENTURES of CANADA LTD., a corporation carrying on business in the Province of Alberta (the “Purchaser”)
OF THE SECOND PART
     WHEREAS the Vendors are the owners of all of the issued and outstanding shares of Stripper Energy Services Inc.;
     AND WHEREAS the Vendors have agreed to sell and transfer, and the Purchaser has agreed to purchase and accept, on the terms and conditions hereinafter set forth, all of the Vendors’ right, title, estate and interest in and to the said shares;
     NOW THEREFORE THIS AGREEMENT WITNESSETH THAT, in consideration of the premises and of the respective covenants and agreements of the parties hereto hereinafter set forth, the parties hereto hereby covenant and agree with one another as follows:
ARTICLE 1
INTERPRETATION
1.1 Definitions
     In this Agreement, including the premises, the Schedules and Exhibits hereto:
"Agreement”, “this Agreement”, “hereto”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement including the Schedules and Exhibits incorporated herein together with any and all amendments or instruments supplementary hereto or in implementation hereof.

"Business Day” means any day of the week except Saturday, Sunday or any statutory holiday in Calgary, Alberta, Canada.

"Closing” has the meaning ascribed thereto in Section 3.1.

"Closing Date” has the meaning ascribed thereto in Section 3.1.

"Company” means Stripper Energy Services Inc., a corporation incorporated under the laws of the Province of Alberta.

"Current Assets” means those assets of the Company consisting of cash, short term liquid investments, trade and other receivables and other assets commonly characterized as current assets under Canadian generally accepted accounting principles (including, without limitation, prepaid expenses of any nature whatsoever), but does not include any capital assets or other tangible assets.

"Current Liabilities” means all debts, obligations and liabilities of any nature whatsoever (whether absolute or contingent, known or unknown, accrued or unaccrued, or due or to become due) to which the Company is subject as at the Effective Date, including, without limitation, all accrued and contingent debts, obligations and liabilities in respect of taxes, all accrued and contingent debts, obligations and liabilities to employees or any of them for salary, wages, bonuses, holiday pay, vacation and other earned time off with pay and other forms of recompense or reward, and all accrued and contingent guarantee and indemnification obligations and liabilities of any nature.

"Deposit” means the sum of $1,250,000 paid pursuant to Section 2.3(a).

"Effective Date” means the Closing Date.

"Escrow Agent” means Heenan Blaikie LLP.

"Escrow Agreement” means the agreement among each of the Vendors, the Purchaser and the Escrow Agent, a copy of which is attached hereto as Schedule “B”.

"Escrowed Shares” means all the Purchased Shares which shall be delivered to the Escrow Agent contemporaneously with execution of this Agreement.

"Estimated Capital” means the estimated amount of the Working Capital to be used for the adjustments to be made at Closing, as more particularly set forth in clause 2.5 hereof.

"Financial Statements” means the unaudited financial statements of the Company for the four (4) month period ending April 30, 2006 and consisting of the balance sheet, the statement of income and retained earnings, the statement of changes in financial position, and all notes thereto.

"Principal Vendors” means Joda Partnership, David Pinkman and Neil Cusworth

"Purchase Price” means Cdn. $20,000,000, as adjusted.

"Purchased Shares” means all of the issued and outstanding shares of the Company, consisting of 685,833 Class A common shares and 394,167 Class B common shares.

"Requisite Approvals” means all governmental, regulatory, director, shareholder and third party consents, approvals and authorizations of any nature required to be obtained in connection with the sale and transfer of the Purchased Shares to the Purchaser pursuant hereto.

"Royalty” means the two and one-half percent (2.5%) gross overriding royalty granted to the Company pursuant to the Royalty Agreement.

"Royalty Agreement” means the Gross Overriding Royalty Agreement (Firebag Area, Saskatchewan) between Stripper Energy Services Limited, as Royalty Owner, and 808099 Alberta Ltd., as Grantor, dated as of September 29, 2004 pursuant to which the Royalty was granted to the Company.

"Time of Closing” means 2:00 pm (Calgary time) on the Closing Date or such other time on the Closing Date as the Vendors and the Purchaser may mutually agree.

"Vendor’s Representative” means Heenan Blaikie LLP.

"Working Capital” means at a particular time the amount of any Current Assets less the amount of any Current Liabilities of any nature.
1.2 Schedules
The following schedules attached (or to be attached) hereto form part of this Agreement:

Schedule A	-	List of Shareholders, their addresses and their Share Ownership and the portion of the Purchase Price allocated to them

Schedule B	-	Escrow Agreement

Schedule C	-	Form of Release and Resignation from Vendors

Schedule D	-	Form of Release from Company

Schedule E	-	Financial Statements
1.3 Construction
     In this Agreement, unless otherwise expressly stated:
(a)	references to a “party” or “parties” are references to a party or parties to this Agreement and references to an “Article”, “Section”, “subsection”, “clause” or “Schedule” are references to an Article, Section, subsection, clause or Schedule of or to this Agreement;

(b)	references to dollar amounts are references to Canadian dollar amounts;

(c)	words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders, and references to a “person” or “persons” shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in the context;

(d)	the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

(e)	where a word or phrase is defined, its derivatives or other grammatical forms have a corresponding meaning;

(f)	where a word or phrase appears in quotations or parenthesis or both, that word or phrase is deemed to be a defined word or phrase and gets its meaning from the words or phrases that immediately precede or follow that word or phrase;

(g)	references to a statute, regulation or other legal enactment include all of its amendments and re-enactments;

(h)	references to a manner of conduct include, without limitation, any omission, representation, statement or undertaking, whether or not in writing; and

(i)	time is of the essence.
1.4 Entire Agreement
     This Agreement expresses and constitutes the entire agreement between the parties hereto with respect to the purchase and sale of the Purchased Shares, and supersedes any previous agreements or understandings with respect to the purchase and sale of the Purchased Shares. This Agreement may be amended only by written instrument executed by the Vendors and the Purchaser.
1.5 Conflicts
     If any provision in the main body of this Agreement conflicts with a provision in a Schedule or Exhibit to this Agreement, the provision in the main body of this Agreement shall prevail over the conflicting provision in the Schedule to this Agreement, and in such case the meaning of the conflicting provision shall be modified accordingly but only to the extent necessary to resolve such conflict, and, as so modified, shall continue in full force and effect.
ARTICLE 2
PURCHASE AND SALE
2.1 Purchase and Sale
     Subject to the terms and conditions hereof, the Vendors hereby agree to sell, assign and transfer to the Purchaser and the Purchaser shall purchase from the Vendors as at the Effective Date the Purchased Shares.
2.2 Escrow Agreement
     Contemporaneously with execution of this Agreement the Vendors, Purchaser and Escrow Agent have executed the Escrow Agreement.
2.3 Purchase Price
     The Purchase Price for the Purchased Shares shall be paid and satisfied as follows:
(a)	contemporaneously with execution of this Agreement, the Purchaser has delivered to the Vendors’ Representative a certified cheque, bank draft or solicitor’s trust cheque payable to the Vendors’ Representative in the amount of $1,250,000 (the “Deposit”); and

(b)	at Closing the Purchaser will tender a certified cheque, bank draft or solicitor’s trust cheque payable to the Vendor’s Representative for the Purchase Price less the amount of the Deposit plus or minus the Estimated Capital at the Effective Date:
2.4 Allocation of Purchase Price
     The Purchase Price shall be allocated among the Shareholders as set forth in Schedule “A” and any Working Capital adjustment shall be allocated proportionally among the Shareholders.
2.5 Estimate for Closing
     No less than three (3) business days prior to the Time of Closing, the Vendors shall prepare and deliver to the Purchaser an estimate of the Purchase Price and a detailed estimate of the Working Capital at the Effective Date (the “Estimated Capital”). For the purposes of Closing, the Purchase Price shall be determined utilizing the Estimated Capital. If the parties cannot agree on the amount of the Estimated Capital then the parties shall submit the matter to Smythe Ratcliffe who shall determine the amount of Estimated Capital to be used for the purposes of Closing.
2.6 Review of Books
     As soon as is practicable the Vendors shall cause the Company to provide access to the Purchaser to the Company’s books and records for the purpose of determining the Working Capital at the Effective Date.
2.7 Post Closing Adjustments to Working Capital
     If, after Closing, it is determined that at the Effective Date the Working Capital is different from the Estimated Capital then:
(a)	if the Working Capital at the Effective Date exceeds the Estimated Capital by more than One Thousand Dollars ($1,000), then Purchaser shall on the later of the Time of Closing or ten (10) days following the determination pay an amount equal to the difference between such amounts to the Vendors; and

(b)	if the Working Capital at the Effective Date is less than the Estimated Capital by more than One Thousand Dollars ($1,000), then Vendors shall on the later of the Time of Closing or ten (10) days following the determination pay an amount equal to the difference between such amounts to the Purchaser.
No adjustments shall be made to the Working Capital at the Effective Date after one (1) year following the Time of Closing unless a party shall have given written notice to the other party prior to such time objecting to the calculation of the Working Capital. Such notice shall also state the reasons for that party’s objection.
2.8 Arbitration
     If a party has objected to the calculation of Working Capital and the parties are unable to agree on the calculation of the Working Capital then either party may submit the matter to arbitration pursuant to the provisions of the Arbitration Act (Alberta) and any arbitration with respect to the calculation of the Working Capital shall be final and binding upon the parties hereto.

ARTICLE 3
COMPLETION
3.1 Closing
(a)	The Purchaser shall deliver to the Vendors and the Escrow Agent a notice designating the date on which the closing of the purchase and sale contemplated hereby (the “Closing”) shall occur, provided that the Purchaser shall not designate a closing date earlier than June 27, 2006 or later than August 15, 2006, unless otherwise mutually agreed upon in writing by the Purchaser and the Vendors. Such notice shall be delivered by the Purchaser at least five days prior to the date designated for the Closing. The date designated in such notice shall be the Closing Date and the Closing shall take place at the offices of Macleod Dixon llp, 3700 — 400 Third Avenue SW, Calgary, Alberta, T2P 4H2 at the Time of Closing on the Closing Date.

(b)	If the Purchaser designates a date other than June 27, 2006 as the Closing Date, interest shall accrue on the Purchase Price less the Deposit as adjusted for Estimated Capital at the rate of six per cent (6%) per annum from June 27, 2006 to the Closing Date designated by the Purchaser.
3.2 Escrow Agent’s Deliveries
     The Escrow Agent shall deliver at the Time of Closing on the Closing Date:
(a)	a certified copy of a resolution passed by the board of directors of the Company authorizing the transfer of the Purchased Shares to the Purchaser;

(b)	duly executed share transfers transferring the Purchased Shares to the Purchaser, together with the existing share certificates for the Purchased Shares, or share certificates for the Purchased Shares, duly endorsed in favour of the Purchaser;

(c)	resignations and releases of each of the officers and directors of the Company in such form as is set forth in Schedule “C” attached hereto;

(d)	releases from the Company of each of the officers and directors of the Company in the form set forth in Schedule “D”;

(e)	a resolution of the Purchaser, in its capacity as sole shareholder of the Company, appointing new directors and resolution of the new directors approving officers;

(f)	originally executed copy of Royalty Agreement, Trust Agreement and any and all documents, agreements, amendments or assignments relating thereto, and all files and correspondence relating thereto;

(g)	the minute book and all other corporate records, documents and materials of the Company;

(h)	certificates of each of the Vendors certifying that his representations and warranties are true as of the Closing Date; and

(i)	certificate of the Purchaser certifying that its representations and warranties are true as of the Closing Date.
3.3 Vendor’s Deliveries
     The Vendors shall deliver or cause to be delivered at the Time of Closing on the Closing Date to the Purchaser (in form and substance satisfactory to the Purchaser’s counsel, acting reasonably), the following documents:
(a)	copies of income tax returns for the Company for the periods ended December 31, 2004 and December 31, 2005; and

(b)	all other documents and instruments, transfers and conveyances stated herein to have been delivered to the Purchaser or as may be reasonably required by the Purchaser to consummate the transactions contemplated by this Agreement.
3.4 Purchaser’s Deliveries
     The Purchaser shall, at the Time of Closing on the Closing Date, deliver or cause to be delivered to the Vendors the following documents duly executed by the Purchaser:
(a)	bank draft payable to the Vendor’s Representative in an aggregate amount equal to the Purchase Price less the Deposit and adjusted for Estimated Capital, plus any interest payable thereon pursuant to Section 3.1(b); and

(b)	all other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement.
3.5 Purchaser’s Conditions Precedent
     The obligations of the Purchaser to complete the transactions herein contemplated are subject to the following conditions (which are for the exclusive benefit of the Purchaser) having been satisfied or expressly waived in writing by the Purchaser on or before the Closing Date:
(a)	the Escrow Agent shall have delivered all of the items to be delivered by it;

(b)	the Vendors shall have delivered all of the items to be delivered by them and shall have performed and complied with all of the covenants, agreements and obligations herein; and

(c)	the Vendors’ representations and warranties contained in Article 4 shall be true and correct as at the date hereof and as at the Closing Date, the Purchaser shall not at the Closing Date be aware of any facts indicating to the contrary.
The foregoing conditions shall be for the sole benefit of the Purchaser and may be waived in whole or in part by the Purchaser in writing. In the event that any of the foregoing conditions is not satisfied or waived by the Closing Date, the Purchaser shall be entitled to terminate this Agreement by notice in writing given to the Vendors on the Closing Date.

3.6 Vendors’ Conditions Precedent
     The obligations of the Vendors to complete the transactions herein contemplated are subject to the following conditions (which are for the exclusive benefit of the Vendors) having been satisfied or expressly waived in writing by the Vendors on or before the Closing Date:
(a)	the Purchaser shall have performed and complied with all of the covenants, agreements and obligations herein;

(b)	the Purchaser shall have delivered or cause to be delivered all of the documents and items set forth in Section 3.4 above; and

(c)	the Purchaser’s representations and warranties contained in Article 5 shall be true and correct as at the date hereof and as at the Closing Date, the Vendor shall not at the Closing Date be aware of any facts indicating to the contrary.
The foregoing conditions shall be for the sole benefit of the Vendors and may be waived in whole or in part by the Vendors in writing. In the event that any of the foregoing conditions is not satisfied or waived by the Closing Date, the Vendors shall be entitled to terminate this Agreement by notice in writing given to the Purchaser on the Closing Date.
3.7 Failure of Purchaser to pay Purchase Price
     If the Purchaser fails to tender at Closing a bank draft for the Purchase Price less an amount equal to the Deposit as adjusted for the Estimated Capital, and the Vendors elect to terminate this Agreement on the Closing Date, then the Escrow Agent shall deliver the items listed in clause 3.2(a) to (h) inclusive to the Vendors and item listed as clause 3.2(i) to the Purchaser. In all cases under this Agreement, should the transactions contemplated herein not close on the Closing Date, for any reason, the Deposit shall be forfeited to the Vendors, the forfeiture of the Deposit shall constitute a genuine pre-estimate of liquidated damages and shall fully satisfy all of the Vendors’ claims against the Purchaser as the result of the Purchaser not completing the purchase and sale herein contemplated and each party shall be released from its obligations under this Agreement.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE VENDORS
4.1 Representations of Each Vendor
     Each Vendor severally (and not jointly or jointly and severally) represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares from such Vendor (irrespective of any due diligence or other examinations or investigations conducted by or on behalf of the Purchaser):
(a)	Capacity

The Vendor, if the Vendor is an individual, is of the full age of majority and is legally competent to execute this Agreement and take all actions pursuant hereto.

(b)	Authority Relative to this Agreement

The Vendor, if the Vendor is a partnership or corporation, has the requisite partnership or corporate authority (as the case may be) to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by such Vendor of the transactions contemplated hereby have been duly authorized by all necessary partnership action or by its board of directors (as the case may be) and no other partnership or corporate proceedings on its part are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Vendor and constitutes a legal, valid and binding obligation of the partnership or corporate Vendor (as the case may be) enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, and to general principles of equity.

(c)	No Other Agreement to Purchase or Options

No person, firm or corporation has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, transfer and assignment of the Vendor’s Purchased Shares.

(d)	Good and Marketable Title to Purchased Shares

The Vendor is the registered and beneficial owner of the Purchased Shares as set forth opposite their name in Schedule A, and has good and marketable title thereto, and the Purchased Shares owned by the Vendor will on Closing be transferred to the Purchaser, free and clear of all liens, encumbrances, security interests and other third party claims and interests of any nature whatsoever.

(e)	Transferability of Purchased Shares

There are no Requisite Approvals or other restrictions of any nature on the sale and transfer of the Purchased Shares to the Purchaser pursuant hereto, and the Vendor has the absolute right to effect such sale and transfer, other than the approval of the board of directors of the Company relating to the sale and transfer of the Purchased Shares.

(f)	Execution and Delivery of Agreement

This Agreement has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation enforceable against the Vendor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, and to general principles of equity.

(g)	Residency

The Vendor is a resident of Canada for the purposes of the Income Tax Act (Canada).

4.2 Representations of the Principal Vendors
     Each Principal Vendor jointly and severally represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares from the Vendors (irrespective of any due diligence or other examinations or investigations conducted on behalf of the Purchaser):
     (a) Respecting the Company
(i)	Good Standing

The Company is, and at the Time of Closing shall continue to be, a corporation duly organized, and valid and subsisting under the laws of the Province of Alberta and has the corporate power to own or lease its property and assets and to carry on its business as is now being conducted by it and is duly registered to carry on business in each jurisdiction as the nature of its business requires.

(ii)	No Conflicts

To the best of their knowledge, the consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of its charter, by-laws or any agreement or instrument to which the Company is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Company.

(iii)	Outstanding Financial Commitments

There are no material financial commitments of the Company that are now outstanding or due, or that to the best of the Vendor’s knowledge, hereafter may become due except as set forth in the Financial Statements.

(iv)	No Changes

The business and affairs of the Company will be carried on from the date hereof to the Closing Date in the ordinary and normal course subject to the provisions of this Agreement.

(v)	Accounts Receivable

There are no accounts receivable

(vi)	Minute Book

The minute book of the Company contains copies of minutes of all meetings and all consent resolutions of the directors and shareholders of the Company and the registers therein are current, true and correct.

(vii)	Books of Account and Operating Records

To the best of the knowledge of the Principal Vendors the books of account and other records maintained by the Company of a financial or an accounting nature are maintained in accordance with generally accepted accounting practices, reflect the financial transactions of the Company and are maintained on a basis consistent with previous practices of the Company, and the other records relative to the operations of the Company have been maintained in accordance with prudent business practices.

(viii)	No Default

It has no knowledge of, nor has it been informed of any material default or notice of material default or violation of any order, rule, regulation, unit, injunction, or decree of any court or governmental authority, or any statute, or agreement to which the Company is a party which would materially and adversely affect the business, property or financial condition of the Company.

(ix)	Finders’ Fees

Neither it nor the Company have incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the transaction herein for which the Purchaser will be liable.

(x)	No Judgments, Lawsuits or Claims

As of the date hereof, there are no judgments unsatisfied against the Company or any consent decrees or injunctions to which the Company is subject and to the knowledge of the Principal Vendors there are no claims, proceedings, actions or lawsuits in existence or threatened against the Company.

(xi)	Financial Statements

The Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis and the unaudited Financial Statements fairly present the financial condition of the Company and the results of its operations for the periods therein referred to and the Financial Statements do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated to make the Financial Statements not misleading.

(xii)	Bank Accounts

The only bank accounts, term deposits or safety deposit boxes which the Company has is chequing account number 08-596-27, Branch 1405 at the National Bank of Canada.

(xiii)	Employees and Consultants

The Company has no employees or consultants.

(xiv)	Subsidiaries

The Company does not have any subsidiaries or agreements to acquire any subsidiary and will not, prior to Closing, acquire or agree to acquire any subsidiary.

(xv)	No Guarantees

The Company has not guaranteed, endorsed, assumed, or indemnified, contingently or otherwise, the obligations or indebtedness of any person, firm or corporation.

(xvi)	Non-Arm’s Length Loans

The Company has no loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with the Company.

(xvii)	Office Lease

The Company does not have any office leases.

(xviii)	Assets

The only asset owned or which has ever been owned by the Company is the Royalty.
     (b) Respecting Taxes
(i)	Taxation Year

The taxation year of the Company is December 31. (ii) Tax Liabilities

Any tax, levy or charge, together with interest or penalties thereon which have become due and which the Company is required to pay for any filing period ending prior to Closing have been or will be duly paid by the Company prior to Closing.

(iii)	Tax Withholding

All taxes and other assessments and levies which the Company is required by law to withhold or collect prior to Closing including withholding taxes and source deductions with respect to payments to employees and to the Vendors have been duly withheld and collected and paid to the proper governmental authorities or held by the Company for such payment.

(iv)	Tax Returns

Any Tax Returns of the Company required by the law of any jurisdiction to be filed in respect of any filing period ending before Closing have been or will be filed.

(v)	Tax Elections

The Company has not made or agreed to make any tax elections or designations, entered into any tax agreements, filed any tax consents or waivers or entered into any agreements with any federal, provincial, state, local, municipal or other tax authority.

(vi)	Tax Assessments, Reassessments

Canadian federal and provincial income tax assessments have been issued to the Company covering all prior taxation years up to and including the taxation year ending on December 31, 2004.
     (c) Respecting the Royalty
(i)	Title to Royalty

Except as set forth in this Agreement, the Vendors do not warrant title to the Royalty but the Principal Vendors do warrant that from the date the Royalty was granted to the Time of Closing, the Company has not done any act or thing whereby the Royalty may be cancelled or terminated and the Royalty and the Royalty Agreement on the date of execution of this Agreement and at the Time of Closing will be free and clear of all liens, charges, encumbrances, and adverse claims of any nature or kind.

(ii)	Validity of Royalty Agreement

To the knowledge of the Principal Vendors:
(A)	the Royalty Agreement remains in full force and effect; and

(B)	the Corporation has not received any notice challenging the validity of the Royalty Agreement or any portion thereof.
     (d) Respecting the Shares
(i)	Share Capital of the Company

The authorized capital of the Company consists of:
(A)	an unlimited number of Class A common shares;

(B)	an unlimited number of Class B common shares; and

(C)	an unlimited number of Class A preferred shares,

and at Closing the Purchased Shares will be the only issued and outstanding shares of the Company.
(ii)	No Rights to Acquire Unissued Securities

Other than as provided for in this Agreement, there are no agreements, options, right or privileges, including convertible securities, warrants or convertible obligations of any nature, relating to or providing for the purchase, subscription, allotment or issuance of any of the authorized but unissued shares in the capital of the Company.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     The Purchaser represents and warrants to the Vendors as follows and acknowledges that the Vendors are relying on such representations and warranties in connection with their sale and transfer of the Purchased Shares (irrespective of any due diligence or other examinations or investigations conducted by or on behalf of the Vendors):
5.1 Good Standing
     The Purchaser is, and at the Time of Closing shall continue to be, a corporation duly organized, and valid and subsisting under the laws of its jurisdiction of incorporation and has the corporate power to own or lease its property and assets and to carry on its business as is now being conducted by it and is duly registered to carry on business in each jurisdiction as the nature of its business requires.
5.2 No Conflicts
     To the best of its knowledge, the consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of its charter, by-laws or any agreement or instrument to which it is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to it.
5.3 Authority Relative to this Agreement
     The Purchaser has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate proceedings on its part are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, and to general principles of equity.
5.4 Finder’s Fees
     The Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers or finders fees in respect of this transaction for which the Vendors shall have any liability or obligations.
5.5 Investment Canada Act
     The Purchaser is not a non-Canadian within the meaning and for the purposes of the Investment Canada Act (Canada).

ARTICLE 6
LIMITATIONS
6.1 Representations and Warranties
     The Vendors and Purchaser make no representation, warranty or indemnity whatsoever except as and to the extent expressly set forth in this Agreement. In particular the parties agree that except for the representations and warranties set forth in Article 4 hereof, the Vendors expressly negate and disclaim any liability and responsibility for any representation or warranty which may have been made or alleged to have been made and which are contained in any instrument or document relative hereto or the transactions herein provided for, or contained in any statement or information made or communicated (orally or in writing) to the Purchaser including, without limitation of the generality of the foregoing, any opinion, information or advice which may have been provided to the Purchaser by any officer, shareholder, director, employee, agent, consultant or representative of the Vendors.
6.2 Value Limitation
     The liability of each Vendor shall be several except for the Principal Vendors whose liability only in respect of those representations and warranties in Section 4.2 shall be joint and several, provided however that:
(a)	the total liability of all Vendors shall not exceed the Purchase Price;

(b)	the liability of each Vendor, except the Principal Vendors, shall not exceed the amount of the Purchase Price allocated to that Vendor, as more particularly set forth in Schedule “A” attached hereto; and

(c)	the total liability of the Principal Vendors for breach of any representations and warranties contained in Section 4.2, shall not exceed the Purchase Price, and in all other cases shall not exceed the amount of the Purchase Price allocated to that Principal Vendor, as more particularly set forth in Schedule “A” attached hereto.
ARTICLE 7
INTERIM PERIOD
7.1 Maintenance of Assets
     Until Closing, the Vendors shall cause the Company to:
(a)	cause the assets to be maintained in a proper and prudent manner in accordance with generally accepted oil and gas industry practices;

(b)	cause to be performed all covenants and conditions contained in the Royalty Agreement and all other agreements relating to the Royalty; and

(c)	promptly provide notice to the Purchaser and consult with the Purchaser with respect to any proposed changes or revisions to the Royalty Agreement or to the permits which are subject to the Royalty.

7.2 Financial and Corporate Information
     The Vendors shall cause the Company to make available to the Purchaser, and its solicitors, auditors and other representatives at the Company’s Calgary office, all of its corporate, accounting and financial records for the purpose of allowing the Purchasers and its solicitors, auditors and other representatives to conduct such inspection as the Purchaser requires.
7.3 Negative Covenants
     The Vendors covenants with the Purchaser that during the period from the date of execution of this Agreement until the earlier of Closing or termination of this Agreement, the Vendor shall not permit the Company without the prior written consent of the Purchaser, to:
(a)	No Encumbrances: sell, transfer or dispose of or create any mortgage, pledge, lien, security interest or other encumbrance on or in respect of the Royalty;

(b)	No Transactions: enter into any transaction not in the ordinary course of its business;

(c)	No Indebtedness: borrow money or incur any indebtedness for money borrowed;

(d)	No Loans: make loans or advances;

(e)	Payments of Salary: pay or commit to pay any salary or consulting fees;

(f)	No Dividends and Interest: declare, set aside, make or pay any dividend or other distribution in respect of any securities issued by the Company;

(g)	Issuance of Shares: issue, sell or agree to issue or sell any shares, rights, options, warrants, or other securities of the Company;

(h)	Purchase of Purchased Shares: purchase, cancel, retire, redeem or otherwise acquire any of the Purchased Shares; or

(i)	Amendments: change, amend or modify its charter documents by-laws or the Royalty Agreement.
ARTICLE 8
LIABILITY AND INDEMNIFICATION
8.1 Liability and Indemnification
     Subject to Section 6.2 and Section 8.2, the Vendors shall be severally (and not jointly or jointly and severally) liable to the Purchaser for, and shall indemnify the Purchaser from and against, any and all liability, loss, costs, claims or damages of any nature (including, without limitation, indirect, consequential and special damages, and legal costs on a full indemnity basis) suffered or incurred by the Purchaser (whether directly or by virtue of any third party claim) as a result of any occurrence, matter or thing the occurrence, existence or non-disclosure of which would constitute or give rise to a breach or failure of any representation, warranty, covenant, agreement or other obligation of the Vendors or any of them hereunder.

8.2 Non-Exclusivity
     The rights and remedies conferred by Section 8.1 are not intended to be exclusive of any other rights or remedies available to either party in connection with the breach or failure of any of the covenants, warranties, representations or other obligations of the other party hereunder, and nothing in the said Article 8 contained shall be construed as in any manner restricting or derogating from any other such rights or remedies.
8.3 Enforcement Limitation
     No claim for breach of the covenants, representations and warranties set forth in this Agreement or for misrepresentation herein or pursuant or with respect hereto of Vendors or Purchaser shall be made or be enforceable, whether by legal proceedings or otherwise howsoever, unless written notice of the claim setting out reasonable details of the full particulars of the claim is given by the claimant to the other party within one (1) year of the Closing provided however that any of the covenants, representations, warranties and indemnities set forth in this Agreement relating to taxes shall continue in full force and effect until the expiry of all statutory assessment or reassessment periods in respect of such taxes (or in the event of an assessment or reassessment, settlement of all matters in relation thereto).
ARTICLE 9
GENERAL
9.1 Exclusivity
     The Vendors shall not after the date hereof initiate, pursue, entertain or consider any offer or opportunity for the sale of the Purchased Shares or any portion thereof, to any person or entity other than the Purchaser.
9.2 Communications
     All notices and other communications given in connection with this Agreement shall be in writing. The respective addresses of the Vendors for the service of any such notices or other communications are as set forth in Schedule “A” and the address for service for the Purchaser is as follows:
WEST PEAK VENTURES OF CANADA LTD.
420 — 475 Howe Street
Vancouver BC V6C 2B3
Attention: Tim Brock
Fax: (604) 606-7980
     All notices and communications given in connection with this Agreement shall be sufficiently given if addressed as aforesaid and either delivered by hand or by courier service to the intended recipient’s address for service as set forth above, or sent by direct facsimile telecommunication to such party at its fax number. Any notice so given shall be deemed to have been given and received on the first Business Day on which it is delivered during normal business hours at the address for service of the addressee thereof, or, in the case of a direct facsimile telecommunication, on the day on which it is transmitted if transmitted prior to or during normal business hours on a Business Day, or on the first Business Day following the day on which it is transmitted if transmitted otherwise. A party may change its address for service by giving written notice thereof to the other parties.

9.3 Transaction Costs
     Each of the parties shall be responsible for its own legal, accounting, evaluation and other transaction fees and costs incurred in connection with the purchase and sale contemplated hereby.
9.4 Assignment
     None of the Vendors shall be entitled to assign any rights or obligations under or in respect of this Agreement without the prior written consent of the Purchaser, which consent may be unreasonably withheld. The Purchaser shall be entitled to assign the whole or any portion of its interest in and in respect of this Agreement at any time prior to Closing.
9.5 Further Assurances
     Each of the parties shall from time to time and at all times following Closing, without further consideration, do and perform all such further acts and things, and execute and deliver all such further agreements, assurances, deeds, assignments, conveyances, notices, releases and other documents and instruments, as may reasonably be required to more fully assure the transfer of the Purchased Shares to the Purchaser in accordance with the provisions of this Agreement, and otherwise to assure the carrying out of the intent and purpose of this Agreement.
9.6 Waiver
     No waiver by either party shall be effective unless in writing, and a waiver shall affect only the matter, and the occurrence thereof, specifically identified in the writing granting such waiver and shall not extend to any other matter or occurrence.
9.7 Non-Merger
     The provisions contained in this Agreement shall survive the Closing and shall not merge in any conveyance, transfer, assignment or other document or instrument issuing pursuant hereto or in connection herewith. Without limiting the generality of the foregoing, the liability of a party for any breach of any of its representations, warranties, covenants, agreements or other obligations hereunder prior to the completion of the purchase and sale contemplated hereby shall not be extinguished or in any manner diminished by such completion.
9.8 Counterpart Execution
     This Agreement may be executed in separate counterparts and by fax, and the executed counterparts shall together constitute one instrument and have the same force and effect as if both of the parties had executed the same instrument.

9.9 Enurement
     This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and assigns.
     IN WITNESS WHEREOF the parties have executed and delivered this Agreement on the date first above written.

Witness

OR

Per:

Per:

WEST PEAK VENTURES OF CANADA LTD.

Per:

(Exhibits intentionally omitted)